                                                                    Exhitit 10.1

                      ADDENDUM TO ASSET PURCHASE AGREEMENT

     This Addendum is made the 1st day of October 2004 by and between THE
QUIGLEY CORPORATION ("Buyer") and JOEL, INC. ("Seller") with respect to the
Asset Purchase Agreement between the parties dated August 18, 2004 ("APA"):

     1. The parties wish to confirm that (i) the entire consideration referenced in section 3.1.2 of the APA is due and payable to Seller, (ii) the shares of
Buyer's stock referenced in section 3.1.2 of the APA are being issued to
Seller's shareholders directly, at Seller's request, as part of Seller's plan of liquidation, and (iii) Seller will assign its right to receive stock of Buyer to
Seller's shareholders on or before the Closing Date.

     2. The parties agree to add the following paragraphs collectively as paragraph 3.2.1 to the APA:

          3.2.1. Buyer has obtained qualified independent appraisals of land for
$528,000, building and improvements for $1,342,000, and machinery and equipment including laboratory equipment and office furniture for $4,086,000. Buyer proposes allocation of purchase price of $1,318,670 for land, building, and improvements and $2,881,330 for machinery and equipment as defined above.
Inventory remains at $900,000. The above would constitute the allocation of purchase price based upon Buyer's appraisals under Paragraph 3.2. Buyer shall provide to Seller a memorandum by October 11, 2004 by fax and/or e-mail outlining Buyer's method of allocation of the purchase price. Buyer's memorandum shall include an analysis of the statutes and/or regulations requiring appraisals as a condition of Buyer's acquiring the assets purchased under this
Agreement. Buyer shall also provide an analysis of why machinery and equipment is valued on the basis of continued use as opposed to the valuation provided by
American Appraisal Associates dated August 19, 2004 and reflecting a valuation amount of $1,958,000 (liquidation value). Buyer shall also provide an analysis as to the methodology by which real estate was valued under its appraisals, and
Buyer will provide an analysis as to why Buyer must use the same valuations for reporting to the Internal Revenue Service as it uses for its Audited Financials as a Public Company under the Securities Exchange Commission Rules and
Regulations and the Requirements of the Sarbanes-Oxley Act.

          Buyer and Seller agree that at Seller's expense Seller may elect to obtain qualified independent appraisals for land, building and improvements and/or machinery and equipment. Seller's election to obtain such appraisals must be made by October 20, 2004. In the event Seller fails to elect to obtain such appraisals by October 20, 2004, the allocations set forth above will be the final allocations under Paragraph 3.2.

          Should Seller at its own expense elect to conduct the appraisals the appraisals must be completed on or before November 22, 2004. If the appraisals vary from the appraisals obtained by Buyer, Buyer's and Seller's appraisers shall meet and determine whether they can agree on valuations for land, building and equipment and machinery and equipment as set forth above by November 29,
2004. If they can agree on such valuations, Seller and Buyer shall be bound by such agreement. In the event that the appraisers cannot agree on such valuations, the appraisers shall appoint a qualified independent appraiser to determine valuations for land, building and/or equipment and machinery. Buyer and Seller agree that the appraisers shall select this third appraiser by
October 20, 2004 whose fees and costs will be as follows: $100.00 by the Seller and the remainder by the Buyer.

          The third appraiser shall appraise the assets referenced above and such appraisal shall be completed by November 30, 2004. Buyer and Seller shall be bound by this appraisal in the event that Buyer's and Seller's appraisers referenced in the preceding paragraph fail to agree on valuations.

          In the event Buyer does not provide its memorandum to Seller by
October 11, 2004, all other dates shall be extended, day for day, by the number of days beyond October 11, 2004, which pass before delivery of the memorandum.

     3. The parties agree that the APA shall otherwise remain unchanged and in full force and effect.

                                                THE QUIGLEY CORPORATION

                                                By: /s/ Guy J. Quigley
                                                   -----------------------------

                                                JOEL, INC.

                                                By: /s/ David B. Deck
                                                   -----------------------------